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                                                                     EXHIBIT 2.1

                AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                      OF

                          PLAYERS TEXAS SPORTS, INC.

        Players Texas Sports, Inc., pursuant to the provisions of Article 4.07 of the Texas Business Corporations Act, adopts these Amended and Restated Articles of Incorporation, which accurately copy the Articles of Incorporation and all amendments in effect to date. The Articles of Incorporation, as restated and amended by these restated Articles of Incorporation are set forth below and contain no other changes in any provision.

        The following amendments and additions to the Articles of Incorporation were adopted by the majority shareholders who voted 144,445 shares in favor of the adoption out of 144,445 shares outstanding and entitled to vote on March 31, 1998.

        The amendment alters Article One of the original Articles of Incorporation to read as follows:

                                  ARTICLE ONE

        The name of the corporation is Sportan United Industries, Inc.

        The amendment alters Article Four of the original Articles of Incorporation to read as follows:

                                 ARTICLE FOUR

        The aggregate number of shares which the corporation shall have authority to issue is sixty million (60,000,000), consisting of fifty million (50,000,000) shares of common stock having $0.001 par value, and ten million (10,000,000) shares of preferred stock having no par value.

        The amendment reduces the par value from $0.10 per share to $0.001 per share and effects a change in the amount of stated capital by reducing stated capital from $14,444.50 to $6,000.00, a difference of $8,444.50.

        The amendment alters Article Six of the original Articles of Incorporation to read as follows:

                                  ARTICLE SIX

        The street address of its initial registered office is 3170 Old Houston Road, Huntsville, Texas 77340, and the name of its initial registered agent at such address is Jason G. Otteson.

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        The amendment alters Article Seven of the original Articles of
Incorporation to read as follows:

                                 ARTICLE SEVEN

        The number of directors constituting the initial board of directors is four (4), and the names and addresses of the persons who are to serve as directors until the first annual meeting of the shareholders or until their successors are elected and qualified are:

                               Jason G. Otteson
                             3170 Old Houston Road
                           Huntsville, Texas  77340

                              Brian E. Rodriguez
                             3170 Old Houston Road
                           Huntsville, Texas  77340

                              W.G. Westbrook, Jr.
                             3170 Old Houston Road
                           Huntsville, Texas  77340

                              Michael D. Strader
                             3170 Old Houston Road
                           Huntsville, Texas  77340

        The amendment alters in full Article Eight of the original Articles of Incorporation to read as follows:


                                 ARTICLE EIGHT

        No director of the Corporation shall be liable to the Corporation or its shareholders or members for monetary damages for any act or omission in such director's capacity as a director, except for (i) a breach of such director's duty of loyalty to the Corporation or its shareholders or members; (ii) an act or omission not in good faith that constitutes a breach of duty of the director to the Corporation, or an act or omission that involves intentional misconduct or a knowing violation of the law; (iii) a transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office; or (iv) an act or omission for which the liability of a director is expressly provided by an applicable statute.

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        The amendment alters in full Article Nine of the original Articles of
Incorporation to read as follows:

                                 ARTICLE NINE

        The Corporation shall indemnify all current and former directors and officers of the Corporation to the fullest extent of the applicable law, including, without limitation, Article 2.02-1 of the Texas Business Corporation Act.

        The amendment adds Article Ten to the original Article of Incorporation to read as follows:

                                  ARTICLE TEN

        Shareholders of the Corporation shall not have cumulative voting rights nor preemptive rights.

        The Articles of Incorporation and all amendments and supplements to them are superseded by the following Amended and Restated Articles of Incorporation, which accurately copy the entire text as well as incorporate the amendments set forth above:

                           ARTICLE OF INCORPORATION
                                      OF
                        SPORTAN UNITED INDUSTRIES, INC.

        The undersigned, a natural person of the age of eighteen years or more, acting as sole incorporator of a corporation under the provisions of the Texas Business Corporation Act, adopts the following Articles of Incorporation:

                                  ARTICLE I.

        The name of the Corporation is Sportan United Industries, Inc.

                                  ARTICLE II.

        The period of duration of the Corporation is perpetual.

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                                 ARTICLE III.

     The purpose or purposes for which the Corporation is organized is the transaction of any and all lawful business for which corporations may be incorporated under the Texas Business Corporation Act.

                                  ARTICLE IV.

     The aggregate number of shares which the corporation shall have authority to issue is sixty million (60,000,000), consisting of fifty million (50,000,000) shares of common stock having $0.001 par value, and ten million (10,000,000) shares of preferred stock having no par value.

                                  ARTICLE V.

     The corporation will not commence business until it has received for the issuance of its shares consideration of the value of at least one thousand dollars ($1,000), consisting of money, labor done or property actually received.

                                  ARTICLE VI.

     The street address of its initial registered office is 3170 Old Houston Road, Huntsville, Texas 77340, and the name of its initial registered agent at such address is Jason G. Otteson.

                                 ARTICLE VII.

     The number of directors constituting the initial board of directors is four
(4), and the names and addresses of the persons who are to serve as directors until the first annual meeting of the shareholders or until their successors are elected and qualified are:

     Jason G. Otteson                               Brian E. Rodriguez
     3170 Old Houston Road                          3170 Old Houston Road
     Huntsville, Texas 77340                        Huntsville, Texas 77340

     W.G. Westbrook, Jr.                            Michael D. Strader
     3170 Old Houston Road                          3170 Old Houston Road
     Huntsville, Texas 77340                        Huntsville, Texas 77340

                                 ARTICLE VIII.

     No director of the Corporation shall be liable to the Corporation or its shareholders or members for monetary damages for any act or omission in such director's capacity as a director, except for (i) a breach of such director's duty of loyalty to the Corporation or its shareholders or members; (ii) an act or omission not in good faith that constitutes a breach of duty of the director


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to the Corporation, or an act or omission that involves intentional misconduct or a knowing violation of the law; (iii) a transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office; or (iv) an act or omission for which the liability of a director is expressly provided by an applicable statute.

                                  ARTICLE IX.

     The Corporation shall indemnify all current and former directors and officers of the Corporation to the fullest extent of the applicable law, including, without limitation, Article 2.02-1 of the Texas Business Corporation Act.

                                  ARTICLE X.

     Shareholders of the Corporation shall not have cumulative voting rights nor preemptive rights.

     Signed this 31st day of March, 1998.

                                            SPORTAN UNITED INDUSTRIES, INC.

                                            By: /s/ Jason G. Otteson
                                               -------------------------------
                                            Name:  Jason G. Otteson
                                            Title: President



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